UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2014

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

888 S Andrews Ave, Suite 201 Fort Lauderdale, Florida		33316
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 16, 2014, Brad Eckenweiler resigned as the Chief Executive Officer and as a director of Poly Shield Technologies Inc. (the “Company”). Mr. Eckenweiler’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise. Upon his resignation, the Company made a severance payment of $252,000 to Mr. Eckenweiler.

On May 16, 2014, the board of directors of the Company appointed Rasmus Norling as the Company’s Chief Executive Officer to replace Mr. Eckenweiler. Mr. Norling continues to hold positions of the President, Chief Technical Officer, Chairman and director of the Company. The information required by Items 401(b), (d) and (e) and Item 404(a) of Regulation SK regarding Mr. Norling and his compensation arrangements are provided in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: May 16, 2014	By:	/s/ Rasmus Norling

Name: Rasmus Norling
Title: Chief Executive Officer, Chief Technical Officer and President